AN IMPORTANT NOTICE TO THE STOCKHOLDERS OF MERRILL LYNCH DRAGON FUND, INC.

As a stockholder of Merrill Lynch Dragon Fund, Inc. (the “Fund”), you are being asked to consider a transaction in which Merrill Lynch Developing Capital Markets Fund, Inc. (“Developing Capital Markets”) will acquire the Fund (the “Reorganization”). The following chart outlines the Reorganization structure.

Surviving Fund	Acquired Fund
Merrill Lynch Developing Capital Markets Fund, Inc.	Merrill Lynch Dragon Fund, Inc.

On May 26, 2004, the Fund will hold a Special Meeting of Stockholders for the purpose of considering the Reorganization. A combined proxy statement and prospectus, which provides information about the proposed Reorganization and about each Fund, is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

You are being asked to approve the Agreement and Plan of Reorganization pursuant to which Developing Capital Markets will acquire substantially all of the assets and will assume substantially all of the liabilities of the Fund and will simultaneously distribute to the Fund newly issued shares of Developing Capital Markets. Such shares will then be distributed on a proportionate basis to the stockholders of the Fund. The shares of Developing Capital Markets that you receive will be the same class as the shares you held in the Fund before the Reorganization. When the Reorganization is completed, the Fund will dissolve as a corporation under Maryland law and deregister as an investment company under the Investment Company Act of 1940, as amended.

The Board of Directors of the Fund has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials.

Your vote is important. Please take a moment now to sign, date and return your proxy card in the enclosed postage paid return envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, you may take advantage of these voting options. If we do not hear from you, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder, reminding you to vote your shares.

In this Question and Answer Sheet, we will refer to Merrill Lynch Dragon Fund, Inc. as “Dragon Fund” and Merrill Lynch Developing Capital Markets Fund, Inc. as “Developing Capital Markets.”

Q.	Why am I receiving this proxy statement?

A.	As a stockholder of Dragon Fund you are being asked to consider a transaction in which Developing Capital Markets will essentially acquire Dragon Fund. This transaction is referred to in this Question and Answer sheet as the “Reorganization.” The Reorganization requires the approval of Dragon Fund’s stockholders.

Q.	Who is receiving this proxy statement?

A.	The stockholders of Dragon Fund are receiving this proxy statement. The Reorganization does not require the vote of stockholders of Developing Capital Markets.

Q.	Will there be a Stockholders’ Meeting?

A.	Yes. A Stockholders’ Meeting for Dragon Fund will be held on Wednesday, May 26, 2004, at 800 Scudders Mill Road, Plainsboro, New Jersey at 9:00 a.m. Eastern time.

Q.	Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A.	Developing Capital Markets will be the Surviving Fund. Dragon Fund will be the Acquired Fund.

Q.	Will the Reorganization change my privileges as a stockholder?

A.	Your rights as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q.	How will the Reorganization benefit stockholders?

A.	Stockholders should consider the following:

•	After the Reorganization, Dragon Fund’s stockholders will be invested in a fund with an increased level of net assets with a substantially similar investment objective and policies that can invest in more diverse geographic regions

•	After the Reorganization, stockholders in the Surviving Fund are expected to experience:

•	greater efficiency and flexibility in portfolio management

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•	a lower total operating expense ratio (the ratio of operating expenses to total fund assets) than prior to the Reorganization

Q.	How does Developing Capital Markets differ from Dragon Fund?

A.	Developing Capital Markets and Dragon Fund have substantially similar investment objectives and policies. However, while Dragon Fund invests primarily in securities of issuers located in developing countries in the Asia Pacific region, Developing Capital Markets invests in securities of issuers in developing capital markets located throughout the world and does not focus its investments in the Asia Pacific region.

Q.	Will the Reorganization affect the value of my investment?

A.	The value of your investment will not change.

Q.	As an owner of shares of Dragon Fund, will I own the same class of shares of Developing Capital Markets after the Reorganization as I currently own?

A.	Yes. The shares of Developing Capital Markets you receive in the Reorganization will be the same class as the shares you currently own in Dragon Fund. For example, if you own Class A shares of Dragon Fund, you will receive Class A shares of Developing Capital Markets as a result of the Reorganization.

Q.	As an owner of shares of Dragon Fund, will I own the same number of shares of Developing Capital Markets after the Reorganization as I currently own?

A.	No. You will receive shares of Developing Capital Markets with the same aggregate net asset value as the shares of Dragon Fund you own on the business day prior to the closing date of the Reorganization (the “Valuation Date”). The number of shares you receive will depend on the relative net asset value of the shares of the two Funds on that date. For example, let us assume that you own 10 Class A shares of Dragon Fund. If the net asset value of that Fund’s Class A shares on the Valuation Date is $6 per share, and the net asset value of the Class A shares of Developing Capital Markets on the Valuation Date is $12 per share, you will receive 5 Class A shares of Developing Capital Markets in the Reorganization. The aggregate net asset value of your investment will not change. (10 Dragon Fund Class A shares x $6 = $60; 5 Developing Capital Markets Class A shares x $12 = $60).

Thus, if on the Valuation Date the net asset value of the shares of Developing Capital Markets is higher than the net asset value of the shares of Dragon Fund, you will receive fewer shares of Developing Capital Markets in the Reorganization than you held in Dragon Fund before the Reorganization. On the other hand, if the net asset value of the shares of Developing Capital Markets is lower than the net asset value of the shares of Dragon Fund, you will receive a greater number of shares of Developing Capital Markets in the Reorganization than you held in Dragon Fund before the Reorganization. The

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aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization.

Q.	What are the tax consequences for stockholders?

A.	The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of Dragon Fund.

Q.	Who will manage the Surviving Fund after the Reorganization?

A.	Merrill Lynch Investment Managers, L.P. (“MLIM”) serves as the investment adviser to Developing Capital Markets and Dragon Fund. MLIM will also serve as the investment adviser for the Surviving Fund after the Reorganization. Nicholas Moakes serves as the portfolio manager for Developing Capital Markets and Dragon Fund. Mr. Moakes is expected to be the portfolio manager for the Surviving Fund following the Reorganization

Q.	What will the name of the Surviving Fund be after the Reorganization?

A.	If the Reorganization is approved by Dragon Fund stockholders, the Surviving Fund’s name will be Merrill Lynch Developing Capital Markets Fund, Inc.

Q.	Why is my vote important?

A.	For a quorum to be present at the Stockholders’ Meeting, one third of the outstanding shares of Dragon Fund entitled to vote at the Meeting must be represented either in person or by proxy. Approval of the Reorganization requires the affirmative vote of stockholders representing a majority of the outstanding shares of Dragon Fund entitled to vote, with all shares voting together as a single class. The Board of Directors of Dragon Fund urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.	How can I vote?

A.	You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these voting options. You may also vote in person at the Stockholders’ Meeting. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

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Q.	Has Dragon Fund retained a proxy solicitation firm?

A.	Yes. Dragon Fund has hired Georgeson Shareholder to assist in the solicitation of proxies for the Meeting. While Dragon Fund expects most proxies to be returned by mail, Dragon Fund may also solicit proxies by telephone, fax, telegraph or personal interview.

Q.	What if there are not enough votes to reach a quorum by the scheduled meeting date?

A.	In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at the Stockholders’ Meeting for the necessary quorum or the necessary quorum is present but there are not sufficient votes to act upon the proposal by the time of the Stockholders’ Meeting on May 26, 2004, the Meeting may be adjourned to permit further solicitation of proxy votes.

Q.	What is the Board’s recommendation?

A.	The Board of Directors of Dragon Fund believes the Reorganization is in the best interests of the Fund and its stockholders. It encourages stockholders to vote FOR the Reorganization.

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